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                                  EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Employee Incentive Plan of WavePhore, Inc. of our report dated January 28, 1998, with respect to the consolidated financial statements of WavePhore, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                Ernst & Young LLP



Phoenix, Arizona
December 3, 1998